Exhibit 3.2
BYLAWS

OF

COMPOUND NATURAL FOODS, INC.



ARTICLE I
Offices

     Section 1.01 Business Offices. The Corporation may have such offices, either within or outside Nevada, as the board of directors may from time to time determine or as the business of the Corporation may require.

     Section 1.02 Registered Office. The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in Nevada shall be as set forth in the articles of incorporation, unless changed as provided by law.

ARTICLE II
Shareholders

     Section 2.01 Annual Meeting. An annual meeting of the shareholders shall be held on such date as may be determined by the board of directors, beginning with the year 2006, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Nevada the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

     Section 2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

     Section 2.03 Place of Meetings. Each meeting of the shareholders shall be held at such place, either within or outside Nevada, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation if in Colorado, or if the principal office is not located in Colorado, at the registered office of the Corporation in Nevada.

     Section 2.04 Notice of Meetings. Except as otherwise required by law, written notice of each meeting of the shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, either personally (including delivery by private courier) or by first class mail to each shareholder of record entitled to notice of such meeting, not less than ten or more than 50 days before the date of the meeting, except that if the authorized shares of the corporation are to be increased, at least 30 days notice shall be given, and if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be voted on, at least 20 days notice shall be given. Such notice shall be deemed to be given, if personally delivered, when delivered to the shareholder, and, if mailed, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed, in either of which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

     Section 2.05 Waiver of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

     Section 2.06 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding 50 days. In lieu of closing the stock transfer books and the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books shall be closed or a record date fixed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least, or such record shall be fixed not less than, ten days immediately preceding such meeting (30 days if the authorized stock is to be increased, 20 days if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be considered). If the stock transfer books are not so closed or no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the sated period of the closing has expired. Notwithstanding the foregoing provisions of this Section, the record date for determining shareholders entitled to take action without a meeting as provided in Section
2.13 below shall be the date specified in such Section.

     Section 2.07 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

     Section 2.08 Proxies. At any meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.09 Quorum and Manner of Acting. At all meetings of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If the quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by the laws of Nevada, the articles of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which have been transacted at the original meeting.

     Section 2.10  Extraordinary Matters.  Without limiting the provisions of
Section 2.09, the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the corporation (or of each class if class voting is required by the laws of Nevada or the articles of incorporation) entitled to vote thereon: (a) adopting an amendment or amendments to the articles of incorporation, (b) lending money to, guaranteeing the obligations of or otherwise assisting any of the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation, (c) authorizing the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual and regular course of business, (d) approving a plan of merger, consolidation or exchange that is required to be approved by the shareholders,
(e) adopting a resolution submitted by the board of directors to dissolve the corporation, and (f) adopting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings.

     Section 2.11 Voting of Shares. Subject to the provisions of Section 3.06, each outstanding share of record, regardless of class, is entitled to one vote, and each outstanding fractional share of record is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2.13, except to the extent that the voting rights of the shares of any class of classes are limited or denied by the articles of incorporation as permitted by the Nevada Corporation Code. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed .

     Section 2.12     Voting of Shares by Certain Holders.

          (a) Shares Held or Controlled by the Corporation. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          (b) Shares Held by Another Corporation. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

          (c) Shares Held by More Than One Person. Shares standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effects: (i) if only one person votes, his act binds all; (ii) if two or more persons vote, the act of the majority so voting binds all; (iii) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in Nevada to appoint an additional person to act with the persons so voting the shares, in which case the shares shall be voted as determined by a majority of such persons; and (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph
(iii) shall be a majority or even split in interest. The foregoing effects of voting shall not be applicable if the secretary of the corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

          (d)     Shares Held in Trust or by a Personal Representative.
Shares held by an administrator, executor, guardian, conservator or other personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (e) Shares Held by a Receiver. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          (f) Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (g) Redeemable Shares Called for Redemption. Redeemable shares that have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

     Section 2.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when all shareholders entitled to vote have signed the consent. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. All consents signed pursuant to this Section 2.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

ARTICLE III
Board of Directors

     Section 3.01 General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Nevada Corporation Code, the articles of incorporation or these bylaws.

     Section 3.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be as fixed from time to time by resolution of the board of directors or shareholders, but in no instance shall there be fewer directors than the minimum required by law. Except as provided in Sections
2.01 and 3.05, directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of Nevada or shareholders of the corporation.

     Section 3.03 Resignation. Any director may resign at any time by giving written notice to the president or to the board of directors. A director's resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.04 Removal. At a meeting called expressly for that purpose, the entire board of directors or any lesser number may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this Section
3.04 shall apply, with respect to the removal of a director or directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as the whole. Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with this Section 3.04.

     Section 3.05 Vacancies. Unless otherwise required in the articles of incorporation, any vacancy occurring in the board of directors, other than vacancies due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the shareholders if there are no directors remaining. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by the shareholders, and a director so chosen shall hold office for the term specified in Section 3.02 above.

     Section 3.06 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon thereafter as conveniently may be, at the time and place, either within or outside Nevada, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide, by resolution, the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.07 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any convenient place, either within or outside Nevada, as the place for holding any special meeting of the board called by them.

     Section 3.08 Meetings by Telephone. Unless otherwise provided by the articles of incorporation, one or more members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 3.09 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class mail,or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.08 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting unless otherwise required by statute.

     Section 3.10 Waiver of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to the directors, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending or participating in a meeting, a director waives any required notice of such meeting unless, at the beginning of the meeting, he objects to the holding of the meeting or the transacting of business at the meeting.

     Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his dissent to the action taken be entered in the minutes of such meeting or gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of the board is not available to a director who votes in favor of such action.

     Section 3.12 Quorum and Manner of Acting. Except as otherwise may be required by law, the articles of incorporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of directors.

     Section 3.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all directors have signed the consent. All consents signed pursuant to this Section 3.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

     Section 3.14 Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except that no such committee shall have the power or authority to (a) declare dividends or distributions, (b) approve, recommend or submit to the shareholders actions or proposals required by law to be approved by the shareholders, (c) fill vacancies on the board of directors or any committee thereof, including any committee authorized by this Section 3.14, (d) amend the bylaws, (e) approve a plan of merger not requiring shareholder approval, (f) reduce earned or capital surplus, (g) authorize or approve the reacquisition of shares of the corporation, unless pursuant to a general formula or method specified by the board of directors, or (h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the corporation's stock or designate the terms of a series of a class of shares. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.06 (except as they relate to an annual meeting) and 3.07 through 3.13 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

     Section 3.15 Compensation. By resolution of the board of directors, notwithstanding any personal interest of a director in such action, a director may be paid his expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary, or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


ARTICLE IV
Officers

     Section 4.01 Number and Qualifications. The officers of the corporation shall consist of a president, a secretary, a treasurer and such other officers, including a chairman of the board, one or more vice-presidents and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the president may elect or appoint such assistant and other subordinate officers, including assistant vice presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary. All officers must be at least eighteen years old.

     Section 4.02 Election and Term of Office. Except as provided in Sections 4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders as provided in Section 3.06. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until the expiration of his term in office if elected or appointed for a specified period of time, or until his earlier death, resignation or removal.

     Section 4.03 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

     Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05 Removal. Any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the board of directors or the president (whether or not such officer was appointed by the president) whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

     Section 4.06 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or, if such office may be filled by the president as provided in Section 4.01, by the president, for the unexpired portion of the term.

     Section 4.07 Authority and Duties. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or by the board of directors, such officer shall follow the orders and instructions of the president), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

          (a) President. The president shall, subject to the direction and supervision of the board of directors, (i) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to him by the board of directors.

          (b) Vice-Presidents. The vice-president, if any (or if there is more than one then each vice-president), shall assist the president and shall perform such duties as may be assigned to him by the president or by the board of directors. The vice-president, if there is one (or if there is more than one then the vice-president designated by the board of directors, or if there be no such designation then the vice-presidents in order of their election), shall, at the request of the president, or in his absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of an be subject to all the restrictions upon the president. Assistant vice-presidents, if any, shall have such powers and perform such duties as may be assigned to them by the president or by the board of directors.

          (c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Nevada a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

          (d) Chief Financial Officer. The Chief Financial Officer, or treasurer, shall: (i) be the principal financial officer of the corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE V
Stock

     Section 5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. No shares shall be issued until full consideration has been received therefor. Every issuance of shares shall be recorded on the books maintained for such purpose by or on behalf of the corporation.

     Section 5.02 Stock Certificates; Uncertificated Shares. The shares of stock of the corporation shall be represented by certificates, except that the board of directors may authorize the issuance of any class or series of stock of the corporation without certificates as provided by law. If shares are represented by certificates, such certificates shall be signed in the name of the corporation by the chairman or vice-chairman of the board of directors or by the president or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary and sealed with the seal of the corporation or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors.

     Section 5.03 Consideration for Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, except as prohibited under the laws of Nevada.

     Section 5.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     Section 5.05 Transfer of Shares. Upon presentation and surrender to the corporation or to the corporation's transfer agent of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or the corporation's transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

     Section 5.06 Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

     Section 5.07 Shares Held for Account of Another. The board of directors, in the manner provided by the Nevada Corporation Code, may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth therein, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     Section 5.08 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI
Indemnification

     Section 6.01.  Definitions.  As used in this article:

     (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (c)     "Expenses" includes counsel fees.

     (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Section V.1.(a), the office in the Corporation held by the officer of the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (f) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 6.02.  Authority to Indemnify Directors.

     (a) Except as provided in Section 6.02(d), the Corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

     (1)     The person conducted himself or herself in good faith; and

     (2)     The person reasonably believed:

     (A) In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and

     (B) In all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

     (3) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section 6.02(a)(2)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 6.02(a)(1).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 6.02.

     (d)     The Corporation may not indemnify a director under this
Section 6.02

     (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

     (2) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (e) Indemnification permitted under this Section 6.02 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 6.03. Mandatory Indemnification of Directors. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     Section 6.04.  Advancement of Expenses to Directors.

     (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1) The director furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section 6.02.

     (2) The director furnishes to the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (b) The undertaking required by Section 6.04(a)(2) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c)     Determinations and authorizations of payments under this
Section 6.04 shall be made in the manner specified in Section 6.06.

     Section 6.05. Court-ordered Indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

     (1) If it determines that the director is entitled to mandatory indemnification under Section 6.03, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

     (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 6.02(a) or was adjudged liable in the circumstances described in Section 6.02(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 6.02(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Section 6.06. Determination and Authorization of Indemnification of Directors.

     (a) The Corporation may not indemnify a director under Section 6.02 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in
Section 6.02.  The Corporation shall not advance expenses to a director under
Section 6.04 unless authorized in the specific case after the written affirmation and undertaking required by Section 6.04(a)(1) and 6.04(a)(2) are received and the determination required by Section 6.04(a)(3) has been made.

     (b)     The determinations required by Section 6.06(a) shall be made:

     (1) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

     (2) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (c)     If a quorum cannot be obtained as contemplated in
Section 6.06(b)(1), and a committee cannot be established under
Section 6.06(b)(2) if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 6.06(a) shall be made:

      (1) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in Section 6.06(b)(1) or 6.06(b)(2), or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

      (2)     By the shareholders.

      (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     Section 6.07. Indemnification of Officers, Employees. Fiduciaries, and Agents.

      (a)     An officer is entitled to mandatory indemnification under
Section 6.03 and is entitled to apply for court-ordered indemnification under
Section 6.05, in each case to the same extent as a director;

      (b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

      (c) The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

     Section 6.08. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 6.02, 6.03., or 6.07. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

     Section 6.09. Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

ARTICLE VII
Miscellaneous

     Section 7.01 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the president or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

     Section 7.02 Seal. The corporate seal of the corporation shall be in such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

     Section 7.03 Fiscal Year. This fiscal year of the corporation shall be as established by the board of directors.

     Section 7.04 Amendments. The directors may amend or repeal these bylaws unless the articles of incorporation reserve such power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing a particular bylaw provision, provide expressly that the directors may not amend or repeal such bylaw. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the directors.